UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2007
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	001-14758 (Commission File Number)	33-0476164 (I.R.S. Employer Identification No.)

3260 Whipple Road Union City, California (Address of Principal Executive Offices)	94587 (Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 24, 2007, the Board of Directors of Questcor Pharmaceuticals, Inc. (the “Company”), elected Robert J. Rubin, M.D., as a director of the Company. Dr. Rubin will serve on the Board of Directors for a term to run until the next election of directors by the Company’s shareholders.
     Dr. Rubin is currently a Clinical Professor of Medicine at Georgetown University’s School of Medicine, a position he has held since 1995. In addition, Dr. Rubin is a practicing nephrologist and serves as a consultant to several large international healthcare companies. Dr. Rubin served as president of The Lewin Group, Inc., and its predecessor organizations, from 1987 to 2001. Dr. Rubin served as Assistant Secretary, U.S. Department of Health and Human Services concurrent with his appointment as Assistant Surgeon General from 1981 to 1984.
     The Company continues to actively interview candidates to join its Board of Directors.
Item 7.01. Regulation FD Disclosure.
     On September 26, 2007, the Company issued a press release announcing the election of Dr. Rubin as a director of the Company, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.
     The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Questcor Pharmaceuticals, Inc. Press Release, dated September 26, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2007	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ George Stuart
George Stuart
Senior Vice President, Finance, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release issued by Questcor Pharmaceuticals, Inc., dated as of September 26, 2007.